EXHIBIT 10.D

FY12 Executive Incentive Plan

1.	Purpose: The FY12 Executive Incentive Plan (the”FY12 Plan”) is designed to reward key management employees for achieving certain financial and business objectives.

2.	Plan Period: The FY12 Plan covers the period from October 1, 2011 through September 28, 2012.

3.
Eligibility: This program applies to the Chief Executive Officer and his direct reporting senior executives. Other key employees may be added based upon the recommendation of the Chief Executive Officer and subsequent approval of the Compensation Committee. Those employees not covered by this plan may be eligible for other programs established by Skyworks.

4.
Incentive Targets: Participants are eligible to earn a percentage of their base salary for attaining certain performance objectives. Nominal, target and stretch incentive awards have been established as follows (shown as a percentage of the participant's base salary):

Name	Incentive At Nominal	Incentive At Target	Incentive At Stretch
CEO	62.5%	125%	250%
CFO, FES BU General Manager, HPA BU General Manager	37.5%	75%	150%
VP Sales, VP Ops	35%	70%	140%
Other VPs	27.5%	55%	110%
Special Participants	20%	40%	80%

5.	FY12 Metrics: The performance metrics for FY12 are as follows:

1st Half Financial

Metric	Nominal	Target	Stretch
Revenue	REDACTED	REDACTED	REDACTED
Gross Margin %[1]	REDACTED	REDACTED	REDACTED
Operating Income Margin (%)[1]	REDACTED	REDACTED	REDACTED
FES Revenue	REDACTED	REDACTED	REDACTED
FES OI%[2]	REDACTED	REDACTED	REDACTED
FES Key Design Wins	REDACTED	REDACTED	REDACTED
HPA Revenue	REDACTED	REDACTED	REDACTED
HPA OI%[2]	REDACTED	REDACTED	REDACTED
HPA Key Design Wins	REDACTED	REDACTED	REDACTED
Total Design Wins[3]	REDACTED	REDACTED	REDACTED
1 After incentive
2 Before incentive
3 Includes CEO, CFO, VP General Counsel, VP HR, VP Quality, VP Corp Dev

Performance periods are semi-annual. The individual metrics above are for normal operations and any extraordinary events and/or charges will be brought to the Compensation Committee for review and approval. Metrics will be weighted based on performance for the first and second half of FY12 as follows:

1st Half

Division	Revenue	GM%	OI%	Customer Satisfaction	BU Revenue	BU OI%	Product Development[3]
REDACTED	n/a	n/a	20%	n/a	30%	25%	25%
REDACTED	n/a	n/a	20%	n/a	30%	25%	25%
REDACTED	40%	40%	n/a	n/a	n/a	n/a	20%
REDACTED	50%	25%	n/a	n/a	n/a	n/a	25%
Other Executives[2]	40%	n/a	40%	n/a	n/a	n/a	20%
1 Combined REDACTED
2 Includes CEO, CFO, VP General Counsel, VP HR, VP Quality, VP Corp Dev
3 Based on number of achievements

6.
How the Plan Works: Upon completion of the first six months of the Fiscal Year, the Chief Executive Officer will provide the Compensation Committee with recommendations for incentive award payments to the named participants of the plan. The Committee will review the recommendations and approve the actual amount to be paid to each participant. The Committee will rely upon the CEO for the appropriate distribution of the authorized incentive pool. The same process will occur for the 2nd 6 months of the Fiscal Year. All incentive award payments under the FY12 Plan, if earned, will be paid by March 15th of the calendar year following the end of the fiscal year in which the performance occurs.

7.
Administration: Actual performance between the Nominal and Target metrics will be paid on a linear sliding scale beginning at the Nominal percentage and moving up to the Target percentage. The same linear scale will apply for performance between Target and Stretch metrics. In order to fund the incentive plans and insure the overall Company's financial performance, the following terms apply.

•	No incentive award will be paid unless the Company meets its Nominal operating income margin goal after accounting for any incentive award payments.

•	Payout for the first six month performance period will be capped at 80% of earnings with 20% being held back until the end of the fiscal year based on sustained performance.

•
Incentive payments will be processed in a timely manner at the completion of each six month performance period. Skyworks' CEO, subject to approval by the Compensation Committee, retains discretion to award below nominal or above Stretch and to modify all individual incentive payments to ensure equitable distribution of incentives; such modifications may include, but are not limited to, the delivery of equity or similar instruments in lieu of cash payments.

•
Any payout shall be conditioned upon the Participant's employment by the Company on the date of payment; provided, however, that the Compensation Committee may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of a participant's termination of employment, retirement, death or disability.

8.	Taxes: All awards are subject to federal, state, local and social security taxes. Payments under this Plan will not affect the base salary, which is used as the basis for Skyworks' benefits program.

9.	Amendments: The Company reserves the right to amend or terminate the FY12 Plan at any time in its sole discretion.